                                                                     EXHIBIT 3.3

                             AMENDED AND RESTATED

                        CERTIFICATE OF INCORPORATION OF

                      SQL FINANCIALS INTERNATIONAL, INC.



          The undersigned, being the President of SQL FINANCIALS INTERNATIONAL,

INC., a Delaware corporation, hereby certifies that:

                                      1.

          (a) The name of the Corporation is SQL FINANCIALS INTERNATIONAL, INC. (the "Corporation").

          (b) The date of filing the original Certificate of Incorporation of the Corporation with the Secretary of State of Delaware was November 20, 1991.

                                      2.

          This Amended and Restated Certificate of Incorporation amends and restates the provisions of the Certificate of Incorporation, as amended, of the Corporation and was duly adopted by written consent of the stockholders of the Corporation in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware (the "Code"), and written notice thereof was given to all non-participating stockholders in accordance with Section 228(d) of the Code.

                                      3.

          The Certificate of Incorporation of the Corporation, as restated and amended hereby, shall, upon its filing with the Secretary of State of the State of Delaware, read in its entirety as follows:

                                 ARTICLE 1:  NAME

          The name of this Corporation is:

                      SQL FINANCIALS INTERNATIONAL, INC.

                               ARTICLE 2:  AGENT

          The name and address in the State of Delaware of this Corporation's registered office and initial agent for service of process (located in New Castle County) are as follows:

                         THE CORPORATION TRUST COMPANY
                           Corporation Trust Center
                              1209 Orange Street
                          Wilmington, Delaware  19801


                              ARTICLE 3:  PURPOSE

          The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                          ARTICLE 4:  SHARE STRUCTURE

          (a) This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is 30,000,000 shares, of which 25,000,000 shares are Common Stock, $.0001 par value per share, and 5,000,000 shares are Preferred Stock, $.0001 par value per share. The rights and preferences of all outstanding shares of Common Stock shall be identical. The holders of outstanding shares of Common Stock shall have the right to vote on all matters submitted to a vote of the stockholders of the Corporation, on the basis of one vote per share of Common Stock owned. Upon the filing of this Amended and Restated Certificate of Incorporation (the "Effective Date"), each share of Common Stock of the Corporation outstanding immediately prior to the Effective Date shall be reconstituted as and converted into one and one-half (12) shares of Common Stock. Certificates representing shares of Common Stock outstanding prior to the Effective Date shall be deemed to represent the number of shares of Common Stock into which such shares are reconstituted and converted pursuant to the immediately preceding sentence.

          (b) The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board of Directors), and such resolution or resolutions shall also set forth the voting powers, full or limited or none, of each such series of Preferred Stock and shall fix the designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of each such series of Preferred Stock. The Board of Directors is further authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares in any such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

                             ARTICLE 5:  EXISTENCE

          The Corporation shall have perpetual existence.


                             ARTICLE 6:  DIRECTORS

          Effective upon the Effective Date, the directors of the Corporation shall be divided into three classes as nearly equal in size as is practicable, hereby designated Class I, Class II and Class III. The term of office of the initial Class I directors shall expire at the first regularly-scheduled annual meeting of the stockholders following the Effective Date, the term of office of the initial Class II directors shall expire at the second annual meeting of the stockholders following the Effective Date and the term of office of the initial Class III directors shall expire at the third annual meeting of the stockholders following the Effective Date. At each annual meeting of stockholders, commencing with the first regularly-scheduled annual meeting of stockholders following the Effective Date, each of the successors elected as directors of a Class whose term shall have expired at such annual meeting shall be elected to hold office until the third annual meeting next succeeding his or her election and until his or her respective successor shall have been duly elected and qualified. If the number of directors is hereafter changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is practicable, provided that no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

                      ARTICLE 7:  LIABILITY OF DIRECTORS

          To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same now exists or may hereafter be amended in a manner more favorable to directors, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

                   ARTICLE 8:  INDEMNIFICATION OF DIRECTORS

          The Corporation shall indemnify to the full extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation or serves or served any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor of the Corporation.

                      ARTICLE 9:  BALLOTING AT ELECTIONS

          Election of directors need not be by written ballot except and to the extent provided in the bylaws of the Corporation.

                      ARTICLE 10:  STOCKHOLDER PROPOSALS

          Advance notice of new business and stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

                       ARTICLE 11:  AMENDMENT OF BYLAWS

          The Board of Directors of the Corporation is expressly authorized to make, alter or repeal bylaws of the Corporation.

                         ARTICLE 12:  CORPORATE BOOKS

          The books of the Corporation may be kept (subject to any provision of law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation.

                           ARTICLE 13:  INCORPORATOR

          The name and mailing address of the incorporator is as follows:

                            G. Donald Johnson, Esq.
                     Womble Carlyle Sandridge & Rice, PLLC
                          1275 Peachtree Street, N.E.
                                   Suite 700
                            Atlanta, Georgia  30309

                            ARTICLE 14:  AMENDMENTS

          Notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares of Common Stock shall be required to amend, alter, repeal or adopt any provision inconsistent with the provisions of
Article 4(b) or Articles 6, 7, 8 or 14 of this Amended and Restated Certificate of Incorporation or adopt any provision electing not to be governed by Section 203 of the Delaware General Corporation Law. Notwithstanding the foregoing, no repeal, alteration or amendment of this Amended and Restated Certificate of Incorporation may be made unless the same is first approved by the affirmative vote of a majority of the Board of Directors of the Corporation then in office.


                       [EXECUTION ON THE FOLLOWING PAGE]

          IN WITNESS WHEREOF, the undersigned has duly executed this Amended and
Restated Certificate of Incorporation on the      day of        , 1998.
                                             ----        -------


                                       SQL FINANCIALS INTERNATIONAL, INC.



ATTEST:                                BY:
                                           -------------------------------------
                                           STEPHEN P. JEFFERY
                                           President and Chief Executive Officer

----------------------------------
ARTHUR G. WALSH, JR., Secretary

       [CORPORATE SEAL]